Exhibit 5.1

August 10, 2026

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054-1549

Re: Intel Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Intel Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i)

at the time any Shares are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)

at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and all related documentation and will comply with all applicable laws;

(iii)	all Shares will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

Gibson, Dunn & Crutcher LLP

One Embarcadero Center Suite 2600 | San Francisco, CA 94111-3715 | T: 415.393.8200 | F: 415.393.8306 | gibsondunn.com

August 10, 2026

(iv)

at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Shares and any related documentation (including the execution (in the case of certificated Shares), delivery and performance of the Shares and any related documentation referred to in the opinion below) shall have been duly completed and shall remain in full force and effect;

(v)

upon issuance of any Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi)

at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Shares offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when such Shares have been duly executed (in the case of certificated Shares) and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinion expressed above is subject to the following exceptions, qualifications, limitations and assumptions:

A.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in the paragraph above. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

August 10, 2026

You have informed us that you intend to issue Shares from time to time on a delayed or continuous basis, and we understand that prior to issuing any Shares pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Shares are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP